Exhibit 99.1

OxySure Systems (OXYS) Expands to Hong Kong and Macau

FRISCO, Texas, December 18, 2013, 2013 (MarketWired) -- OxySure(R) Systems, Inc. (OXYS: OTCQB) ("OxySure," or the "Company"), a medical device innovator of life-saving, easy-to-use emergency oxygen solutions with its "oxygen from powder" technology, today announced that Pacific Medical Systems, Ltd. has signed an agreement to be the Company’s exclusive distributor for OxySure’s products in Hong Kong and Macau.

“We are pleased to add Pacific Medical Systems to our growing list of global distribution partners,” stated Mr. Julian Ross, CEO of OxySure. “Pacific Medical Systems has been a trailblazer in the sale of AEDs in Hong Kong and we look forward to working with Jules Flach and his team to estabish a strong presence in Hong Kong and Macau for OxySure. What is unique about Hong Kong in particular is that there is currently no mandatory medical device registration or approval process which means we can get down to business right away.”

Based in North Point, Hong Kong, Pacific Medical Systems focuses on the marketing, sales and after sales support of innovative medical products in the Asia Pacific region. Members of the Pacific team are highly skillful and experienced professionals with track records from multinational companies in the medical field.

The distribution agreement between the Company and Pacific is for an initial term of three years, renewable thereafter. The minimum sales order commitment required by the agreement comprises a total of 11,800 units of the OxySure Model 615 and OxySure Replacement Cartrdges over the initial three year period.

About OxySure Systems, Inc.

OxySure Systems, Inc. (OXYS) is a medical technology company that focuses on the design, manufacture and distribution of specialty respiratory and medical solutions. The company pioneered a safe and easy to use solution to produce medically pure (USP) oxygen from inert powders. The company owns numerous issued patents and patents pending on this technology which makes the provision of emergency oxygen safer, more accessible and easier to use than traditional oxygen provision systems. OxySure's products improve access to emergency oxygen that affects the survival, recovery and safety of individuals in several areas of need: (1) Public and private places and settings where medical emergencies can occur; (2) Individuals at risk for cardiac, respiratory or general medical distress needing immediate help prior to emergency medical care arrival; and (3) Those requiring immediate protection and escape from exposure situations or oxygen-deficient situations in industrial, mining, military, or other "Immediately Dangerous to Life or Health" (IDLH) environments. www.OxySure.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this release that are not historical facts, including, without limitation, statements that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of OxySure Systems, Inc. can be found in the filings of OxySure Systems, Inc. with the U.S. Securities and Exchange Commission.

Investor Contact:
Christian Hansen
Maximum Performance Advisors, Inc.
858-381-4677
christian@maximumperformanceadvisors.com

Additional Information

●	Company Website
●	Investor Presentation
●	Analyst Research Report
●	Recent quarterly report
●	Recent news clip: OxySure Saves Baseball Player
●	Matt Lauer on Today Show: Kylee Shea